UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 25, 2005




                             Atrium Companies, Inc.
             (Exact name of registrant as specified in its charter)



               Delaware                   333-20095           75-2642488

    (State or other jurisdiction of      (Commission        (IRS Employer
            incorporation)               File Number)      Identification No.)


            3890 West Northwest Highway, Suite 500, Dallas, TX    75220
               (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (214) 630-5757


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Atrium Companies, Inc. and its parent, ACIH, Inc. (together, "Atrium" or the "Company"), received a subpoena issued by the United States Attorney in Dallas, Texas concerning various accounting and financial records and documents of Atrium from 1999 through current periods, with the principal focus being on periods prior to the acquisition of Atrium in December 2003 by its current owners. The Company is cooperating fully with the government.

Atrium was informed that neither the Company nor its independent directors nor its institutional shareholders are targets of this investigation. Atrium's Audit Committee had previously commenced and is continuing an internal review of certain accounting issues relating to 2003 and 2004.

Atrium has placed its Chief Executive Officer on a leave of absence. The Company's Board of Directors has designated two of its members to manage Atrium and work with its management and operating team. Larry Solari, an independent director, will serve as Atrium's Chairman. Mr. Solari was previously the president of Owens Corning's Construction Products Group, and has served as a senior executive of other building products companies. Charles Schmid, an independent director, will serve as Atrium's Chief Executive Officer. Mr. Schmid was previously executive vice president and director of Andersen Windows, Inc. Both Mr. Solari and Mr. Schmid have substantial experience in the building products industry and are very familiar with Atrium's customers, vendors and markets. Mr. Solari and Mr. Schmid will work closely with the Company's existing management team, including Robert Burns, who will continue as the Chief Operating Officer of Atrium. The Board believes the new management team has the experience and leadership to manage and operate the Company to insure that Atrium will continue to provide its customers with high quality products and outstanding service. Atrium's Board of Directors is currently interviewing a number of candidates to serve as Chief Financial Officer, and expects to name a new Chief Financial Officer in the near future.

The Company continues to perform well and has ample cash resources. Atrium expects that its first quarter of 2005 will show sales growth over the comparable period of 2004, with unaudited sales of approximately $176.5 million and unaudited EBITDA of approximately $13.2 million. The Company has signed a letter of intent to sell non-core assets, and a definitive binding agreement for this asset sale is expected to be signed concurrently with the closing in June. If closed, the proceeds from this sale will bring Atrium's total cash on hand to approximately $28 million. Atrium believes that it is in compliance with its financial covenants in relation to its Credit Agreement, Senior Discount Notes and Receivables Purchase Agreement. Atrium does not expect that these developments will materially affect its business, financial results or condition or prospects.

Certain of the foregoing statements, other than statements of historical information, are forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, operating risks. Those and other risks are described in Atrium's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from the Company.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             ATRIUM COMPANIES, INC.



Date: June 1, 2005
                             By:  /s/ Philip J. Ragona
                                 ----------------------------------------------
                                 Name:  Philip J. Ragona
                                 Title: Senior Vice President & General Counsel